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                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

          We consent to the incorporation by reference in the Registration Statement of Somera Communications, Inc. on Form S-8 dated April 9, 2001 of our reports dated January 26, 2001 with respect to the consolidated financial statements and financial statement schedule of Somera Communications, Inc. included in the annual report on Form 10-K filed with the Securities and Exchange Commission on March 29, 2001.

PricewaterhouseCoopers LLP

/s/ PRICEWATERHOUSECOOPERS LLP

San Jose, California
April 9, 2001